CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

Exhibit 1.1

Marex Group plc

Underwriting Agreement

[ ], 2024

[ ]

[ ]

[ ]

As representatives (the “Representatives”) of the

several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Marex Group plc, a public limited company incorporated under the laws of England and Wales with company number 05613060 and having its registered office at 155 Bishopsgate, London, EC2M 3TQ, United Kingdom (the “Company”) proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as Representatives, the securities specified in Schedule II hereto (the “Securities”).

The terms and rights of the Securities shall be as specified in Schedule II and Schedule III hereto and in or pursuant to the provisions of a Senior Indenture dated as of [ ], 2024 (the “Indenture”), between the Company and Citibank N.A., as Trustee, as may be supplemented from time to time.

1.   (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form F–1 (File No. 333-[ ]) (the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, and, excluding exhibits thereto, to the representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, registering additional Securities (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which, if filed, became effective upon filing, no other document with respect to the Initial Registration Statement (and any such post-effective amendment thereto) has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”; as used in this Agreement, “Registration Statement,” “Preliminary Prospectus,” “Pricing Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof and the terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein, if any;

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(iii) For the purposes of this Agreement, the “Applicable Time” is [ ] (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule II hereto, taken together with each Issuer Free Writing Prospectus attached as Schedule III hereto (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4 of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and, as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv) The Registration Statement conforms at the time it was declared effective, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus on the date when such prospectus, amendment or supplement is filed will conform, in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act and (ii) any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(v) Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus (A) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, from any labor dispute or court or governmental or regulatory action, order or decree or (B) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; or (C) experienced any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting the business, general affairs, management, financial position, prospects, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus (any such change or event, a “Material Adverse Effect”);

(vi) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all tangible personal property owned by them, in each case free and clear of all liens, encumbrances and defects except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect;

(vii) Each of the Company and its subsidiaries has been (A) duly incorporated or organized, as applicable, and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (B) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

so as to require such qualification, except, in each case where the failure to be so qualified or in good standing in any such jurisdiction would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect; and each significant subsidiary of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X) (each a “Subsidiary” and together, the “Subsidiaries”) has been listed in the Registration Statement;

(viii) All of the issued share capital of each subsidiary of the Company has been duly and validly authorized and issued, are fully paid and non-assessable and, except as would not reasonably be expected to result in a Material Adverse Effect (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise set forth in the Pricing Disclosure Package) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(ix) The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly authorized for issuance and sale and, when executed and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to the Underwriters against payment therefor pursuant to this Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law), and will be entitled to the benefits of the Indenture relating thereto;

(x) The Securities conform in all material respects to the descriptions thereof contained in the Registration Statement and the Pricing Disclosure Package, and will, as of the Time of Delivery, conform in all material respects to the descriptions thereof contained in the Prospectus;

(xi) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law);

(xii) The Indenture conforms in all material respects to the description thereof contained in the Registration Statement, Pricing Disclosure Package and the Prospectus;

(xiii) The execution, delivery and performance by the Company of this Agreement, the Indenture and the Securities, the compliance by the Company with the provisions hereof and thereof, including the issue and sale of the Securities, and the consummation by the Company of the the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

subsidiaries is subject, except, in the case of this clause (A), for such defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) the articles of association, by-laws or other applicable organizational document of the Company or any of its Subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (including, without limitation, the Companies Act 2006, the Financial Services and Markets Act 2000 of the United Kingdom, the UK assimilated version of the EU market abuse regulation (596/2014) that forms part of English law pursuant to the European Union (Withdrawal) Act 2018), the Financial Services Act 2012 and the Criminal Justice Act 1993), except, in the case of this clause (C), for such defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental or regulatory agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act, the qualification of the Indenture under the Trust Indenture Act, any required approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, and except for such consents, approvals, authorizations, orders, registrations or qualifications the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect;

(xiv) Neither the Company nor any of its Subsidiaries is (A) in violation of its articles of association, by-laws or other applicable organizational document, (B) in violation of any statute or any judgment, order, rule or regulation of any court or governmental or regulatory agency or body or exchange having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (C) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (A) and (B), for such violations or defaults as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect;

(xv) The statements set forth in the Registration Statement, Pricing Disclosure Package and the Prospectus under the caption “Material Tax Considerations” insofar as they constitute summaries of United Kingdom tax law and United States federal income tax law and regulations or legal conclusions referred to therein, are accurate and fairly summarize in all material respects the United Kingdom tax law and United States federal income tax laws referred to therein as of such date and as of the date hereof (subject to the qualifications and assumptions set forth therein);

(xvi) Other than as set forth in the Pricing Prospectus and the Registration Statement, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is or may reasonably be expected to become a party or of which any property or assets of the

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is or may reasonably be expected to become the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such Actions are threatened or contemplated by governmental or regulatory authorities or threatened by others; there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Pricing Prospectus;

(xvii) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;

(xviii) At the time of filing the Initial Registration Statement (and any post-effective amendment thereto), at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act;

(xix) Deloitte LLP, who have audited the consolidated financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board;

(xx) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act applicable to the Company and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2022, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) as of an earlier date than it would otherwise be required to comply under applicable law). Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting;

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

(xxi) Since the date of the latest audited financial statements of the Company and its consolidated subsidiaries included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(xxii) The Company maintains a system of disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) designed to comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects;

(xxiii) This Agreement has been duly authorized, executed and delivered by the Company;

(xxiv) In the past five years, neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has (A) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (B) made, offered, promised or authorized any direct or indirect unlawful payment; or (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 or the Criminal Finances Act 2017 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”). The Company and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;

(xxv) The operations of the Company and its subsidiaries are and have been conducted at all times in the past five years in compliance with the requirements of applicable anti-money laundering laws and financial recordkeeping and reporting requirements, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency in such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

(xxvi) Neither the Company nor any of its subsidiaries, nor any director or officer, nor, to the knowledge of the Company, any employee of the Company or any of its subsidiaries, nor any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is (A) currently the subject or the target, or owned or controlled by the subject or the target, of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), (B) operating, organized, resident in, or the government of, or an agency or instrumentality of (or an entity directly or indirectly controlled by) such a government of, a country or territory that is the subject or target of comprehensive Sanctions, including, at the time of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine (each, a “Sanctioned Jurisdiction”) ((A) and (B) together, a “Sanctioned Person”), (C) has engaged in any transaction, activity or conduct that could reasonably be expected to result in its being designated as a Sanctioned Person or violate Sanctions, (D) has received notice of, or is otherwise aware of, any claim, action, suit, proceedings or investigation involving it with respect to Sanctions, or (E) is acting on behalf of or at the direction of any Sanctioned Person and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity (X) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is a Sanctioned Person or a Sanctioned Jurisdiction, or (Y) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions or could reasonably result in them being designated as a Sanctioned Person; neither the Company nor any of its subsidiaries is engaged in, or has, at any time in the past five years, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, a Sanctioned Person or with any Sanctioned Jurisdiction; the Company and its subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and achieve continued compliance with Sanctions;

(xxvii) The consolidated financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the statement of operations and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with IFRS applied on a consistent basis throughout the periods involved (except for normal year-end adjustments, the adoption of new accounting principles and as otherwise noted therein). The supporting schedules, if any, present fairly in all material respects in accordance with IFRS the information

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

required to be stated therein. The summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus has been derived from the accounting records or operating systems of the Company and its consolidated subsidiaries and present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Securities Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K of the Securities Act, to the extent applicable;

(xxviii) Other than as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and each of its subsidiaries (A) own or otherwise possess adequate rights to use all patents, trademarks, service marks, trade names, domain names, copyrights know-how, software, systems and technology, trade secrets and other proprietary or confidential information and other intellectual property used in or necessary for the conduct of their respective businesses as currently conducted by them, (B) do not, through the conduct of their respective businesses as currently conducted, infringe, misappropriate or otherwise violate any intellectual property rights of third parties and (C) are not aware of any third parties that, through the conduct of their respective businesses, infringe, misappropriate or otherwise violate any intellectual property rights of the Company or any of its subsidiaries;

(xxix) Other than as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (A) the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases owned or controlled by them and used in connection with their respective businesses (collectively, “IT Systems”) are (1) reasonably adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, and (2) to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, back doors, drop-dead devices, malware and other corruptants, including software or hardware components that are designed to interrupt the use of, permit access to or disable, damage or erase any of the IT Systems; (B) the Company and its subsidiaries have in place commercially reasonable measures, including appropriate technical and organizational measures required under Data Protection Obligations, taking into account the nature, scope, context and purposes of processing as well as the risk of varying likelihood and severity for the rights and freedoms of natural persons, to protect all personal data, personal information, personally identifiable information, information related to an identifiable individual and any other data or information as defined under Data Protection Obligations (“Personal Data”) and confidential information used, stored or processed by, or on behalf of, or to the knowledge of the Company, on behalf of the Company or its subsidiaries (“Personal Data”), and to ensure a level of security of the IT Systems appropriate to the risk; (C) in the last five years, there have been no breaches or unauthorized uses of or access to any IT Systems, Personal Data or confidential information, except for those that have been remedied without material cost or liability, nor are there any

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

incidents under internal review or investigations relating to the same; (D) the Company and its subsidiaries are presently, and for the last five years have been, in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal and external policies, contractual obligations, industry standards and other legal obligations, in each case, relating to the processing of Personal Data, the privacy and security of IT Systems and the protection of such Personal Data and IT Systems from unauthorized use, access, disablement, misappropriation or modification (“Data Protection Obligations”); (E) neither the Company nor any of its subsidiaries has received any notice of or complaint regarding or are otherwise aware of any facts that would reasonably indicate, non-compliance by the Company or any of its subsidiaries with any Data Protection Obligation and (F) there is no pending or, to the knowledge of the Company, threatened action, suit, investigation, complaint or proceeding against the Company or any of its subsidiaries by or before any court or governmental agency, authority or body or other party against the Company or any of its subsidiaries, alleging non-compliance with any Data Protection Obligations by the Company or any of its subsidiaries;

(xxx) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xxxi) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(xxxii) To the extent applicable to the Company on the date hereof, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications (it being understood that nothing in this Agreement shall require the Company to comply with Section 404 of the Sarbanes-Oxley Act as of an earlier date than it would otherwise be required to so comply under applicable law);

(xxxiii) Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(xxxiv) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Prospectus and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors;

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

(xxxv) The Company and each of its Subsidiaries have such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities or exchanges (“Permits”) as are necessary under applicable law to conduct their respective businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of the revocation or modification or non-renewal of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect;

(xxxvi) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in such amounts and insures against such losses and risks as are, in the Company’s reasonable judgment, commercially reasonable for the conduct of the Company’s and its subsidiaries and their respective businesses taken as a whole, except as would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has (A) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(xxxvii) The Company is a “foreign private issuer,” as defined in Rule 405 under the Securities Act;

(xxxviii) Except as otherwise disclosed in each of the Registration Statement and the Prospectus, no stamp duties or other issuance or similar transfer taxes (including United Kingdom stamp duty and stamp duty reserve tax) (“Stamp Taxes”) are payable by or on behalf of the Underwriters in the United Kingdom, the United States or any political subdivision thereof or to any taxing authority thereof in connection with (A) the execution and delivery of this Agreement, (B) the creation, issuance and delivery of the Securities in the manner contemplated by this Agreement and the Pricing Disclosure Package or (C) the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof in the manner contemplated herein and in the Prospectus;

(xxxix) Except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries (A) have paid all federal, state, local and non-U.S. taxes except taxes being contested in good faith by appropriate proceedings (provided that adequate reserves have been established therefor in accordance with IFRS), (B) have filed all tax returns required by applicable law to be filed prior to the date hereof and (C) do not have any tax deficiency that has been asserted against them or any of their respective properties or assets, except in each case of clause (A), (B) and (C), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xl) The Company is resident for tax purposes solely in the United Kingdom and has no permanent establishment in any other jurisdiction;

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

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(xli) Neither the Company nor any of its subsidiaries or their properties or assets has immunity under the laws of England and Wales, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any England and Wales, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of or relating to the transactions contemplated by this Agreement may at any time be commenced, the Company has, pursuant to Section 22 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law;

(xlii) Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of England and Wales, without reconsideration or reexamination of the merits, subject to the restrictions described under the caption “Enforcement of Civil Liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(xliii) The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of England and Wales and will be honored by the courts of England and Wales, subject to the restrictions described under the caption “Enforcement of Civil Liabilities” in the Registration Statement, the Pricing Prospectus and the Prospectus. The Company has the power to submit, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court;

(xliv) The Company has no reason to believe that the indemnification and contribution provisions set forth in Section 9 hereof contravene the laws or public policy of England and Wales as applied by the Courts of England and Wales as reported and in effect at the date of this Agreement;

(xlv) Except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in England and Wales in order for the Company to pay interest, principal, premium, if any, additional amounts, if any, or other payments to be made under the Securities by the Company to the holders of Securities. Under current laws and regulations of England and Wales and any political subdivision thereof, any interest, principal, premium, if any, additional amounts, if any, or such other payments to be made under the Securities by the Company to the holders of Securities may be paid by the Company in United States dollars and freely transferred out of England and Wales, without the necessity of obtaining any governmental authorization in England and Wales

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

or any political subdivision or taxing authority thereof or therein, and no such payments made to the holders thereof or therein who are non-residents of the United Kingdom will be subject to income or other taxes imposed by way of withholding or deduction under laws and regulations of any constituent jurisdiction of the United Kingdom or any political subdivision or taxing authority thereof or therein;

(xlvi) The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement, the Indenture or the Securities in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document;

(xlvii) The Company and each of its subsidiaries, taken as a whole, (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted and (C) are in compliance with all terms and conditions of any such permit, license or approval, except in clauses (A) through (B) where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected to have a Material Adverse Effect;

(xlviii) Except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party;

(xlix) (A) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has, to the knowledge of the Company, occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (D) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (E) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (F) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (G) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (H) there has not been a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (A) through (H) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

2. Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth on Schedule II, the principal amount of Securities set forth opposite the name of such Underwriter on Schedule I hereto.

3. Upon the authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4. The Securities to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in the name of the nominee of The Depository Trust Company, shall be delivered by or on behalf of the Company through the facilities of The Depository Trust Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company at least twenty-four hours in advance, all at the place, time and date specified in Schedule II hereto, or at such other place, time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Securities is herein called the “Time of Delivery.”

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus after the date hereof and prior to the Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) The Company has prepared an Issuer Free Writing Prospectus in the form of a term sheet (attached as Schedule III hereto) with respect to the Securities (the “Term Sheet”) and will file such Term Sheet with the Commission pursuant to Rule 433 under the Securities Act not later than the time specified by such Rule. Before using, authorizing, approving, referring to or filing any such Issuer Free Writing Prospectus, the Company will furnish the Representatives a copy of the proposed Issuer Free Writing Prospectus for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus to which the Representatives objects in its reasonable judgment;

(c) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(d) From time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

Prospectus in order to comply with the Securities Act, to notify the Representatives and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(e) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act) (which may be satisfied by filing its Annual Report on Form 20-F with the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f) To furnish to its securityholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its securityholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, that no report or other information needs to be furnished pursuant to this Section 5(f) to the extent it is available on EDGAR; and

(g) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds.”

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III hereto; the Company consents to the use by any Underwriter of a free writing prospectus that (i) is not an “issuer free writing prospectus” as defined in Rule 433 of the Securities Act, and (ii)(A) contains only (1) information describing the preliminary terms of the Securities or their offering or (2) information that describes the final terms of the Securities or their offering and that is included in the Term Sheet contemplated in Section 5(b) or (B) consists of any Bloomberg or other electronic communication providing certain ratings of the Securities or relating to customary marketing, administrative or procedural matters in connection with the offering of the Securities;

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c) The Company agrees that if at any time following the issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give notice thereof as soon as practicable to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this agreement shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information;

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing and reproducing this Agreement, the Indenture and supplements thereto, the blue sky memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum; (iv) the cost of preparing the Securities; (v) the fees and expenses of any Trustee and any agent of any Trustee, and the fees and disbursements of counsel for any Trustee in connection with the Indenture and the Securities; (vi) the fees and expenses (including the reasonable fees and disbursements of counsel to the Underwriters), if any, incurred with respect to any filings with the Financial Industry Regulatory Authority, Inc.; and (vii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act shall have been initiated or threatened by the Commission and no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) [ ], counsel for the Underwriters, shall have furnished to the Representatives such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) (i) Mayer Brown LLP, special U.S. counsel to the Company, shall have furnished to the Representatives their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives; and (ii) Mayer Brown International LLP, special English counsel to the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(d) On the date of this Agreement and at the Time of Delivery, Deloitte LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;

(e) (i) Neither the Company nor any of its subsidiaries shall have (A) sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or regulatory action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, or (B) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any material change or effect, or any development involving a prospective change or effect, in or affecting (X) the business, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (Y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Securities, or to consummate the transactions contemplated in the Pricing Prospectus and the

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

Prospectus, the effect of which, in any such case described in clause (X) or (Y), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(f) On or after the Applicable Time up to the Time of Delivery, no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g) On or after the Applicable Time, there shall not have occurred any of the following: (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market; (B) a suspension or material limitation in trading in the Company’s ordinary shares on the Nasdaq Global Select Market; (C) a general moratorium on commercial banking activities declared by any U.S. Federal or New York State authorities or United Kingdom authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or the United Kingdom; (D) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (E) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus, the Prospectus and this Agreement; and

(h) The Company shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, and as to the matters set forth in subsections (a), (e) and (f) of this Section 8.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided,

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any documented legal expenses of other counsel or any other documented expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters on the other, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities that it has agreed to purchase hereunder at the Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives does not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives has so arranged for the purchase of such Securities, or the Company notifies the Representatives that is has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate amount of all the Securities to be purchased at the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the amount of Securities that such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate amount of Securities that remains unpurchased exceeds one-eleventh of the aggregate amount of all of the Securities to be purchased at the Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof or if the Securities to be delivered at the Time of Delivery are not purchased by the Underwriters because a condition precedent specified in Section 8(a) is not satisfied, the Company shall not then be under liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all reasonable and documented out-of-pocket expenses approved in writing by the Representatives, including reasonable and documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement made or given by the Representatives jointly on behalf of the Underwriters.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Representatives, [ ], Attention: [ ], with a copy to [ ]; [ ], Attention: [ ], with a copy to [ ]; [ ], Attention: [ ], with a copy to [ ]; or if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Group Head of Legal. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

15. Time shall be of the essence of this Agreement. As used in Section 5(a) herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (A) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (B) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (C) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (D) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate, and (E) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally represents and agrees to observe the selling restrictions set forth under the caption “Plan of Distribution (Conflicts of Interest)—Selling Restrictions” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter hereof.

19. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement shall be tried exclusively in the U.S. District Court for the Southern District of New York or, only if that court does not have subject matter jurisdiction, exclusively in any state court located in The City and County of New York, and the Company irrevocably agrees to submit to the jurisdiction of, and to venue in, such courts.

The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment. The Company irrevocably appoints Marex Capital Markets Inc., located 140 East 45th Street, New York, New York 10017, as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 19, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that its applicable such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect.

20. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Executed counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (A) England and Wales or any political subdivision thereof, (B) the United States or the State of New York or (C) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

23. The Company agrees to indemnify each Underwriter, each officer and director of each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Securities Act and each broker-dealer affiliate of such Underwriter, against any loss incurred as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (A) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (B) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

24. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Section 24:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

25. Contractual Acknowledgement with Respect to the Exercise of Bail-In Powers. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between the Company and the Underwriters, the Company acknowledges and accepts that a BRRD Liability (as defined below) arising under this Agreement may be subject to the exercise of Bail-in Powers (as defined below) by the Relevant Resolution Authority (as defined below), and acknowledges, accepts and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters (the “Relevant BRRD Party”) to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

As used in this Section 25:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party.

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

[Signature page follows]

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

Very truly yours,

Marex Group plc

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

Accepted as of the date hereof.

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

SCHEDULE I

PRINCIPAL AMOUNT OF SECURITIES TO BE PURCHASED
UNDERWRITER
[ ]	$
[ ]	$
[ ]	$

Total	$

Schedule I

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

SCHEDULE II

DEBT SECURITIES

Title of Debt Securities:

[ ] (the “Notes”)

Aggregate principal amount:

$[ ]

Price to Public:

[ ] % of the principal amount of the Notes, plus accrued interest, if any, from [ ] to the Time of Delivery

Purchase Price by Underwriters:

[ ] % of the principal amount of the Notes, plus accrued interest, if any, from [ ] to the Time of Delivery

Indenture:

Indenture, dated as of [ ], 2024, between the Company and Citibank, N.A., as trustee (the “Trustee”) with respect to the Securities.

Maturity:

The Notes will mature on [ ].

Interest Rate:

[[ ]%] [Floating Rate based on [ ]]

Interest Payment Dates:

[ ] in arrears on [ ] and [ ] of each year, commencing on [ ]

Regular Record Dates:

The [fifteenth] calendar day preceding an Interest Payment Date (whether or not a business day)

Sinking Fund Provisions:

No sinking fund provisions

Schedule II

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

MISCELLANEOUS

Time of Delivery:

[10:00] A.M., New York City Time, on [ ]

Closing Location:

Delivery of the Securities will be made through the book-entry facilities of The Depository Trust Company.

Type of Funds:

Same Day Funds

Schedule II

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

SCHEDULE III

Pricing Term Sheet

[ ]

Schedule III